Exhibit 99.2 Driven Brands Announces Agreement to Divest U.S. Car Wash Business for $385 Million CHARLOTTE, N.C. – February 25, 2025 – Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”), the largest automotive services company in North America, today announced that it has entered into a definitive agreement to sell its U.S. car wash business to Express Wash Operations, LLC dba Whistle Express Car Wash (“Whistle”) for $385 million. “This transaction will enable Driven Brands to reduce debt and enhance our focus on our growing Take 5 Oil Change® brand and our stable, cash-generating franchise brands,” said Jonathan Fitzpatrick, President and Chief Executive Officer. “This decision follows a deliberate and thoughtful strategic review of value-maximizing options for the U.S. car wash business, and we are confident it will better position the Company to execute on our strategic initiatives and deliver long-term value to our shareholders.” Cash proceeds from the transaction will be used primarily to pay down debt as Driven Brands works to achieve 3x or less net leverage by the end of 2026. Under the terms of the agreement, Whistle has agreed to pay Driven Brands $255 million in cash and deliver to Driven Brands an interest-bearing seller note in the principal amount of $130 million, subject to customary adjustments. The transaction is expected to close in the second quarter of 2025, subject to customary closing conditions. Mr. Fitzpatrick added, “On behalf of the Board of Directors and leadership team, I thank our U.S. car wash team members for their ongoing hard work and commitment to serving our customers. We also appreciate the loyalty of our customers and expect a smooth transition for all stakeholders.” Driven Brands will provide additional information about the transaction and 2025 guidance on its fourth quarter and full year 2024 earnings call scheduled for today. Advisors William Blair & Company, L.L.C. is serving as financial advisor to Driven Brands, and Latham & Watkins LLP is serving as legal advisor. About Driven Brands Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive services, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America's leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has approximately 5,200 locations across 14 countries, and services approximately 70 million vehicles annually. Driven Brands’ network generates approximately $2.3 billion in annual revenue from approximately $6.5 billion in system-wide sales.

Disclosure Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward- looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) the completion of the Transaction, including Purchaser’s ability to obtain the required financing; (ii) our ability to realize the value of the seller note; (iii) potential post-closing obligations and liabilities; (iv) our strategy, outlook and growth prospects; (v) our operational and financial targets and dividend policy; (vi) general economic trends and trends in the industry and markets; and (vii) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward- looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Contacts Shareholder/Analyst inquiries: Dawn Francfort ICR, Inc. investors@drivenbrands.com (203) 682-8200 Media inquiries: Taylor Blanchard taylor.blanchard@drivenbrands.com (704) 644-8129